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                                  EXHIBIT 11.1

         COMPUTATION OF SHARES USED FOR EARNINGS PER SHARE CALCULATION

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
                                 YEARS ENDED DECEMBER 31,

                                1994        1993        1992
                            ---------   ---------   ---------
Weighted Average Shares
 Outstanding                 432,495     432,495     403,445

Common Stock Equivalents         ---         ---      20,286
                            ---------   ---------   ---------
                             432,495     432,495     423,731
                            ---------   ---------   ---------
                            ---------   ---------   ---------